UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 16, 2013

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In connection with the previously disclosed settlement of litigation with T-Bird Nevada, LLC and its affiliates (collectively, “T-Bird”), which affiliates include the franchisees of 56 Outback Steakhouse restaurants in California, T-Bird had a right (referred to as the “Put Right”) to require Bloomin’ Brands, Inc. (the “Company”) to purchase for cash all of the ownership interests in the T-Bird entities that own Outback Steakhouse restaurants and rights under the development agreement with T-Bird. As the Company previously announced, T-Bird exercised the Put Right on August 5, 2013 (the “Put Notice”) and the closing of the purchase pursuant to the Put Right was scheduled to occur on November 29, 2013. However, T-Bird was entitled to revoke the Put Notice at any time prior to the closing.

T-Bird revoked the Put Notice on November 16, 2013. As a result, T-Bird’s Put Right has terminated, and the Company is no longer obligated to purchase the T-Bird entities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: November 20, 2013	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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